Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF SURRENDER OF

2.50% Senior Convertible Debentures due 2021

issued by

THE PMI GROUP, INC.

CUSIP Numbers: 69344MAC5 and 69344MAE1

Pursuant to the Company Notice given by The PMI Group, Inc.

Dated June 16, 2006

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER SECURITIES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 17, 2006 (THE “PURCHASE DATE”). SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE PURCHASE DATE. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is: The Bank of New York

By Regular, Registered or Certified Mail or Overnight Courier:	By Facsimile:

The Bank of New York Corporate Trust Operations, Reorganization Unit 101 Barclay Street, 7 East New York, NY 10286 Attn.: Mrs. Evangeline Gonzales	(212) 298-1915 Attention: Mrs. Evangeline Gonzales Confirm Receipt of Facsimile Only: (212) 815-3738

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Company Notice, dated June 16, 2006, of The PMI Group, Inc., a Delaware corporation (the “Company”), and the accompanying Purchase Notice, relating to the offer to purchase by the Company, at the option of the holder thereof (the “Holder”), the Company’s 2.50% Senior Convertible Debentures due 2021 (the “Securities”) for $1,000 per $1,000 principal amount of the Securities plus any accrued and unpaid interest, including contingent interest and additional interest, if any, on the date of purchase, subject to the terms and conditions of the Indenture, the Securities and related offer materials, as amended and supplemented from time to time (the “Option”). The Purchase Date is the next business day after Saturday, July 15, 2006, the purchase date specified in the Indenture because, pursuant to Section 11.8 of the Indenture, if any specified date is a legal holiday, including weekends, the action shall be taken on the next succeeding day that is not a legal holiday. Furthermore, the Indenture provides that if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

This Notice of Withdrawal is to be completed by registered Holders of Securities desiring to withdraw the surrender of such Securities in the Option if (i) Securities have been previously surrendered to the Paying Agent, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Surrender Securities for Purchase” in the Company Notice.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Company Notice.

The undersigned understands that the withdrawal of Securities previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Purchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF SECURITIES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount Represented	Aggregate Principal Amount Being Withdrawn**	Aggregate Principal Amount Which Remains Subject to Purchase Notice

TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN

*	Need not be completed by Holders surrendering the Securities by book-entry transfer.

**	Unless otherwise indicated in the column labeled “Aggregate Principal Amount Being Withdrawn” and subject to the terms and conditions of the Company Notice, a Holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Securities indicated in the column labeled “Aggregate Principal Amount Represented by Securities.”

METHOD OF DELIVERY

☐	Check here if Securities were physically delivered to the Paying Agent.

☐	Check here if Securities were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering
Institution:	(Please Print)

Address:

(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

SECURITIES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered Holder(s) of Securities exactly as his (their) name(s) appear(s) on certificate(s) for Securities or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered Holder(s) of the Securities, then the registered Holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2006

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:
( )

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)
Date: , 2006